Exhibit 99.1

	APPROVED BY:	Jeffrey I. Badgley
Co-Chief Executive Officer
For Immediate Release

	CONTACT:	Miller Industries, Inc.
J. Vincent Mish, Chief Financial Officer
(423) 238-4171
Frank Madonia, General Counsel
(423) 238-4171
FD Investor Contact: Alexandra Tramont
(212) 850-5600

MILLER INDUSTRIES ANNOUNCES NEW RECOVERY UNIT ORDER

CHATTANOOGA, Tennessee, November 24, 2010 -- Miller Industries, Inc. (NYSE: MLR) (“the Company”) today announced its subsidiary, Miller Industries Towing Equipment Inc., has been awarded orders to manufacture 250 recovery units for a prime contractor under a government-related order.  These orders are scheduled to be delivered through the spring of 2011.

An accelerated delivery schedule is anticipated due to the need to quickly recover damaged vehicles in the field of operations.  To complete these orders in the specified timeframe, the Company will suspend production on other government-related contracts in late 2010 until these new orders are completed.  As a result, the Company now expects that orders under its other government-related contracts will continue through the fourth quarter of 2011.  The Company does not expect any of its government-related orders to impact its commercial production schedule.

Jeffrey I. Badgley, President and Co-CEO of the Company, stated, “We are pleased to have been awarded these orders, which we believe demonstrate the quality and adaptability of our commercial product offering, the flexibility of our production facilities and our ability to meet tight customer deadlines.   The experience and strength of our engineering and production teams position us well to develop innovative products for our customers, and we will continue to seek orders of this kind going forward.”

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MILLER INDUSTRIES ANNOUNCES NEW RECOVERY UNIT ORDER                                                                                                                                                              PAGE 2

Miller Industries is the world’s largest manufacturer of towing and recovery equipment, and markets its towing and recovery equipment under a number of well-recognized brands, including Century, Vulcan, Chevron, Holmes, Challenger, Champion, Jige, Boniface and Eagle.

Certain statements in this news release may be deemed to be forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “continue,” “future,” “potential,” “believe,” “project,” “plan,” “intend,” “seek,” “estimate,” “predict,” “expect,” “anticipate” and similar expressions, or the negative of such terms, or other comparable terminology.  They include statements in this release relating to the future economic activity and demand for our products, among others.  Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements.  Such forward-looking statements are made based on our management’s beliefs as well as assumptions made by, and information currently available to, our management.  These forward-looking statements are subject to a number of risks and uncertainties, including, among other things, economic and market conditions; the risks related to the general economic health of our customers; our customers’ access to capital and credit to fund purchases, including the ability of our customers to secure floor plan financing; the success and timing of existing and additional export and government orders; the cyclical nature of our industry; changes in fuel and other transportation costs; our dependence on outside suppliers of raw materials; changes in the cost of aluminum, steel and related raw materials; and those other risks discussed in our filings with the SEC, including those risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for fiscal 2009, which discussion is incorporated herein by this reference.  Such factors are not exclusive.  We do not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, our company.

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